Exhibit 10.1

FORM OF

LOCK-UP AGREEMENT

Tiger Media, Inc.

4400 Biscayne Blvd.

15th Floor

Miami, FL 33137

Ladies and Gentlemen:

Reference is made to that certain Merger Agreement and Plan of Reorganization, dated as of [            ], 2015 (the “Merger Agreement”), by and among Tiger Media, Inc. (“Company”), TBO Acquisition, LLC, The Best One, Inc. (“TBO”) and the other parties thereto. The execution and delivery of this Agreement by the undersigned is a condition to the closing of the Merger Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned is entering into this agreement (this “Lock-Up Letter Agreement”) and hereby agrees that for a period of one year after the date hereof, unless earlier terminated in accordance with the terms hereof (the “Lock-Up Period”), the undersigned will not, directly or indirectly:

(1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock, par value $0.0001 (“Common Stock”), of Tiger Media, Inc. (“Company”), or any other securities of the Company convertible into or exercisable or exchangeable for any shares of such Common Stock which are owned as of the date of this Lock-Up Letter Agreement (collectively, the “Shares”), including, without limitation, Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and Shares that may be issued upon exercise of any options or warrants, or securities convertible into or exercisable or exchangeable for Shares;

(2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise;

(3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Shares or any other securities of the Company; or

(4) publicly disclose the intention to do any of the foregoing.

The restrictions on the actions set forth in sections (1) through (4) above shall not apply to: (a) transfers of Shares as a bona fide gift; (b) transfers of Shares to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; (c) transfers of Shares to any beneficiary of the undersigned pursuant to a will, trust instrument or other testamentary document or applicable laws of descent; (d) transfers of Shares to the Company; or (e) transfers of Shares to any entity directly or indirectly controlled by or under common control with the undersigned; provided that, in the case of any transfer or distribution pursuant to clause (a), (b), (c) or (e) above, each donee, distributee or transferee shall sign and deliver to the Company, prior to such transfer, a lock-up agreement substantially in the form of this Lock-Up Letter Agreement. For purposes of this Lock-Up Letter Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

In furtherance of the foregoing, the Company and its transfer agent on its behalf are hereby authorized (i) to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement and (ii) to imprint on any certificate representing Shares a legend describing the restrictions contained herein.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

For the avoidance of doubt, nothing herein shall be understood to prevent the undersigned from taking any of the actions described in sections (1) through (4) above with respect to any shares of Common Stock or other securities of the Company acquired by the undersigned through open market purchases consummated after the date of this Lock-Up Letter Agreement.

If the Company agrees to enter into any agreement with any other person or entity (or effects a waiver with the same effect) who agreed to enter into a lock-up letter agreement with substantially the same terms as this Lock-Up Letter Agreement to permit such holder to sell Shares prior to the end of the Lock-Up Period, which sale would otherwise be restricted by this Lock-Up Letter Agreement, the Company shall enter into a similar agreement with (or provide a similar waiver to) the undersigned to provide for the release of a proportionate number of Shares.

[Signature page follows]

Other than as set forth above, this Lock-Up Letter Agreement shall terminate upon the end of the Lock-Up Period. This Lock-Up Letter Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware.

Very truly yours,

By:
Name:
Title:

Dated:

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